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                                                                   EXHIBIT 10.03

                     FORM OF RESTRICTED STOCK AWARD LETTER
                   (EMPLOYEES OTHER THAN EXECUTIVE OFFICERS)

                                                                          [Date]

[Name]
[Address]

Dear _____:

    I am pleased to inform you that the Compensation and Incentive Committee of the Board of Directors of Omnicare, Inc. (herein sometimes called the 'Company'), at its meeting on [Date], has granted you __ shares of common stock under the Omnicare, Inc. 2004 Stock and Incentive Plan (the 'Plan'). This letter evidences the issuance or transfer of such shares to you today and sets forth the Agreement under which such shares (hereinafter sometimes called the 'Restricted Shares') are being issued or transferred to you.

    1. The Restricted Shares are issued or transferred to you subject to the following restrictions:

        (a) As long as you are employed by the Company or a Subsidiary (as defined in paragraph 9 below) and until the restrictions set forth in this subparagraph (a) lapse in accordance with paragraph 5, you will not, except as otherwise specifically required or permitted by this Agreement, sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any of the Restricted Shares or any interest therein.

        (b) During your employment with the Company or a Subsidiary, you will not, except as otherwise required or permitted by this Agreement, sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any Restricted Shares, or any interest therein, with respect to which the restrictions on transfer herein imposed have not lapsed ('Non-vested Shares').

    2. Upon the issuance or transfer to you of the Restricted Shares, you shall for all purposes be a stockholder of record of the Company with respect to the Restricted Shares and shall have all rights of a holder of common stock with respect to such shares (including the right to vote such shares at any meeting of holders of common stock and the right to receive all dividends paid with respect to such shares), subject only to the restrictions imposed by paragraph 1 of this Agreement. To evidence such restrictions and until such restrictions shall have lapsed, the certificates for the Restricted Shares shall carry a legend to the effect, in form satisfactory to the Company's counsel, that they were issued or transferred subject to, and may be sold or otherwise disposed of only in accordance with, the terms of this Agreement.

    3. Under Section 83(b) of the Internal Revenue Code, you may, within 30 days from the date of grant of the Restricted Shares, make an election which would cause you to be taxed on the value of such Shares based on their Fair Market Value (as defined in the Plan) on the date of grant; otherwise, in the absence of such an election, you will be taxed at the times of the lapses of the restrictions on the Restricted Shares, based on their Fair Market Value at the times of the lapses. Such taxes may be paid in cash or by the surrender of shares of Omnicare common stock.

    4. In the event that, as the result of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization, or other similar event, you shall, as the owner of Restricted Shares, be entitled, under the terms of the Plan or otherwise, to new or additional or different shares or securities as follows: (a) such new or additional or different shares or securities shall be deemed 'Restricted Shares,' (b) all the provisions of this Agreement relating to restrictions and lapse of restrictions shall be applicable thereto, and (c) the

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       certificates or other instruments evidencing such new or additional or different shares or securities shall bear the legend referred to in the last sentence of paragraph 2. The foregoing restrictions shall not apply to any fractional shares resulting from any such event, or to any preemptive or other rights to purchase securities to which you, as a holder of Restricted Shares, may become entitled in connection with a public offering of common stock.

    5.

        (a) The restrictions set forth in paragraph 1 above on the transfer of the Restricted Shares shall lapse

           (i) as to five (5) percent of the total grant of Restricted Shares, on each of the first and the second anniversaries of the grant,

           (ii) as to fifteen (15) percent of the total grant of Restricted Shares, on each of the third and fourth anniversaries of the grant, and

           (iii) as to twenty (20) percent of the total grant of Restricted Shares on each succeeding anniversary of the grant, subject, in each case, to all the then applicable provisions of this Agreement.

        (b) Except as may otherwise be provided in any other agreement between you and the Company, if your employment with the Company or a Subsidiary shall, while you hold any Non-vested Shares, terminate by reason of death, disability, retirement under a retirement plan of the Company or a Subsidiary at or after normal retirement age with the consent of the Compensation and Incentive Committee, or a change in control of the Company, the restrictions on transfer applicable to such Non-vested Shares shall lapse in their entirety as of the effective date of such termination of employment. If your employment with the Company or a Subsidiary shall, while you hold any Non-vested Shares, be terminated by the Company or if you resign from your employment with the Company, such Non-vested Shares shall be forfeited by you as of the effective date of such termination, unless such termination results in such shares becoming fully vested upon one of the events specified in the immediately preceding sentence.

        (c) If, as and when the restrictions lapse with respect to Restricted Shares pursuant to this paragraph 5, there will be delivered to you, promptly upon your request, certificates free of any legend for a like number of shares in exchange for the certificates for such Restricted Shares bearing the legend referred to in paragraph 2 of this Agreement.

    6. Except as otherwise expressly required or permitted by this Agreement, no right, benefit or interest in the Restricted Shares or under this Agreement shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation.

    7.

        (a) Nothing in paragraph 1 or elsewhere in this Agreement shall preclude a transfer to your legal representatives following your death or a distribution to the persons provided for in paragraph 7(b)(iii) or shall preclude you, upon not less than thirty (30) days advance written notice to the Company, from making a gift of any Restricted Shares, or any interest therein,

           (i)   to one or more of your Immediate Family Members,

           (ii) to a trust of which the beneficiary or beneficiaries of the corpus or of the income, or both, is either yourself or one or more of your Immediate Family Members, or both, or

           (iii) to a corporation all of the stock of which is owned by you or one or more of your Immediate Family Members, or both.

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For the purposes of this provision, an 'Immediate Family Member' shall be deemed to be a spouse, child, stepchild, grandchild, parent, brother or sister or child of a brother or sister of yours, whether of the whole or half blood, and whether the relationship arose by adoption.

        (b) The term 'Donee', as used in this Agreement, shall be deemed to mean

           (i) the person, or collectively, all the persons (including a trust or corporation), to whom a gift permitted by paragraph 7(a) has been made by you,

           (ii)  your legal representatives following your death, and

           (iii) the persons to whom Restricted Shares shall be distributed by your legal representatives as the persons whom they believe to be entitled thereto under your will, or, in case of intestacy, under the laws relating to intestacy.

        (c) In case of any gift, transfer or distribution to a Donee,

           (i) the Restricted Shares so given, transferred or distributed shall continue to be subject to all the restrictions and other provisions of this Agreement,

           (ii) the certificates for the Restricted Shares so given, transferred or distributed shall bear the legend referred to in paragraph 2 of this Agreement, and

           (iii) the Donee shall, with respect to the Restricted Shares so given, transferred or distributed, have all the powers and shall be required to comply with all the restrictions and other provisions of this Agreement requiring the taking, or refraining from taking, of action to the same extent as you were immediately prior to the making of such gift, transfer or distribution.

    8. Any provision of this Agreement to the contrary, the Company may take such steps as it believes necessary or desirable to obtain sufficient funds from you to pay all taxes, if any, required by law to be withheld in respect of the Restricted Shares including, but not limited to, requiring payments to the Company by you or on your behalf and/or taking deductions from amounts payable by the Company to you or on your behalf.

    9. As used in this Agreement, the term 'Company, or a Subsidiary' shall mean the Company, its divisions and units, and all corporations or other forms of business association of which shares (or other ownership interests) having 50% or more of the voting power regularly entitled to vote for directors (or equivalent management) or regularly entitled to receive 50% or more of the dividends (or their equivalents) paid on the common stock (or its equivalent) are owned or controlled, directly or indirectly, by the Company.

    10. Each of the parties hereto agrees to execute and deliver all consents and other instruments and to take all other actions deemed necessary or desirable by counsel for the Company to carry out each term of this Agreement. Without limiting the generality of the foregoing, you shall, if and when requested by the Company, deposit any or all certificates for the Restricted Shares, together with a stock power or other instrument of transfer appropriately executed in blank, with a bank and under a deposit agreement approved by the Company and, following such deposit, certificates for the Restricted Shares shall no longer carry the legend referred to in paragraph 2 of this Agreement, and new certificates shall be issued in place thereof, in which event, each of the parties agrees to give such instructions and to deliver or refrain from delivering such notices to the bank acting under such deposit agreement as may be necessary to carry out each term of this Agreement, to the end that all property deposited under such deposit agreement shall be paid, transferred, released or otherwise disposed of in accordance with the terms of this Agreement and each obligation thereunder. Each party recognizes that the other party has no adequate remedy at law for breach of this Agreement and recognizes, consents and agrees that the other party shall be entitled to an injunction or decree of specific performance directed to the other party and to the bank acting under any such deposit agreement requiring that the provisions of this Agreement be carried out.

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    11.

        (a) Any notice to the Company under or pursuant to this Agreement shall be deemed to have been given if and when delivered in person to the Secretary of the Company or if and when mailed by certified or registered mail to the Secretary of the Company at the executive offices of the Company, 100 E. RiverCenter Boulevard, Suite 1600, Covington, KY 41011, or such other address as the Company may from time to time designate in writing by notice to you given pursuant to paragraph 11(b) hereof.

        (b) Any notice to you under or pursuant to this Agreement shall be deemed to have been given if and when delivered to you in person or if and when mailed by certified or registered mail to you at your address hereinabove given or such other address as you may from time to time designate in writing by notice to the Company given pursuant to paragraph 11(a) above.

    12. Notwithstanding any remedy provided for in this Agreement, nothing in this Agreement shall preclude the Company from taking any other action or enforcing any other remedy available to the Company.

    13. This Agreement has been executed pursuant to the Plan, which is hereby incorporated herein by reference. If any provision of this Agreement shall be inconsistent with any term or condition in the Plan, then the specific term or condition in the Plan shall supersede the conflicting provision in this Agreement as to the shares of common stock covered by the Plan.

    14. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and you, and to the extent applicable, each Donee.

    15. THIS AGREEMENT HAS BEEN EXECUTED, AND IT AND THE RESTRICTED SHARES HAVE BEEN OR ARE TO BE DELIVERED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND THE VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

    16. In consideration of your receipt of stock awards on [Date], you hereby reconfirm your promises and obligations as set forth in the agreement with Omnicare, Inc. (or a subsidiary thereof) governing your employment or otherwise containing covenants in favor of Omnicare, Inc. (and/or such subsidiary) in respect of nondisclosure, nonsolicitation and noncompetition.

                                               Very truly yours,

                                               Joel F. Gemunder

Executed and agreed to as of:

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[Name]

Date:
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